EXHIBIT 23.1


               CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 28, 2000 relating to the financial statements, which appears in Competitive Technologies, Inc.'s Annual Report on Form 10-K for the year ended July 31, 2000.





s/ PricewaterhouseCoopers LLP


Stamford, Connecticut
April 10, 2001